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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-4 of our reports dated February 24, 2017, relating to the consolidated financial statements and financial statement schedules of CyrusOne Inc. and subsidiaries and the effectiveness of CyrusOne Inc.'s and subsidiaries' internal control over financial reporting appearing in the Annual Report on Form 10-K (as amended by Amendment No. 1 on Form 10-K/A filed on February 28, 2017), of CyrusOne Inc. for the year ended December 31, 2016 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Dallas, Texas
October 5, 2017

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM